UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TERRA MEDIA, LTD.

(Exact name of registrant as specified in its charter)

Delaware	710913458
(State of incorporation or organization)	(IRS employer identification number)

60 Knolls Crescent

Suite 9M

Bronx, New York 10463

 (Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

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Securities Act registration file number to which this form relates:  333-138610

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of securities from the Registrants Registration Statement on Form SB2/A-3, previously filed with the U.S. Securities and Exchange Commission on February 23, 2007 is incorporated herein by reference in its entirety.

Item 2.    Exhibits.

Exhibit Number	Description
3.2	Terra Media, Ltd. Articles of Incorporation
3.3	Terra Media, Ltd. Bylaws
4.1	Terra Media, Ltd. Stock Specimen

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TERRA MEDIA, LTD.

Date: March 30, 2007	By:	/s/ Thomas P. Monahan
Thomas P. Monahan
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
3.2	Terra Media, Ltd. Articles of Incorporation
3.3	Terra Media, Ltd. Bylaws
4.1	Terra Media, Ltd. Stock Specimen